Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Highlights:

●	FY24 Reported EPS of $8.73

¡	FY24 Adjusted EPS of $9.43, up 19%

●	FY24 Net sales of $8.8 billion, up 4.7%

¡	Sales change ex. currency up 5.1%

¡	Organic sales change up 4.5%

●	4Q24 Reported EPS of $2.16

¡	4Q24 Adjusted EPS (non-GAAP) of $2.38, up 10%

●	4Q24 Net sales of $2.2 billion, up 3.6%

¡	Sales change ex. currency (non-GAAP) up 3.5%

¡	Organic sales change (non-GAAP) up 3.3%

●	FY25 Reported EPS guidance of $9.55 to $9.95

¡	Adjusted EPS guidance of $9.80 to $10.20

MENTOR, Ohio, January 30, 2025 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its fourth quarter and full year ended December 28, 2024. Non-GAAP financial measures referenced in this release are reconciled from GAAP in the attached financial schedules. Unless otherwise indicated, comparisons are to the same period in the prior year.

“We delivered strong results in 2024, achieving nineteen percent earnings growth,” said Deon Stander, president and CEO. “Both our Materials and Solutions Groups delivered strong top-and bottom-line results, with our industries recovering from downstream inventory destocking last year, once again demonstrating the strength of our overall franchise.

“We remain well-positioned to continue our long track record of strong earnings growth in 2025, including accelerating growth in our high-value categories, which now account for almost half of our portfolio,” added Stander. “We are confident that the consistent execution of our strategies will enable us to meet our long-term goals for superior value creation in a range of geopolitical and macro scenarios.

“Once again, I want to thank our entire team for their continued resilience, focus on excellence and commitment to addressing the challenges at hand.”

Fourth Quarter 2024 Results by Segment

Materials Group

●	Reported sales increased 4% to $1.5 billion. Sales were up 4% ex. currency and on an organic basis.

¡	High-value categories up high single digits; base up low single digits organically

¡	Label Materials up low single digits organically

¡	Graphics and Reflectives up low single digits; Performance Tapes and Medical sales comparable to the prior year

●	Reported operating margin was 14.7%.

¡	Adjusted Operating margin (non-GAAP) of 14.8%, up 80 basis points

¡	Adjusted EBITDA margin (non-GAAP) was 17.0%, up 80 basis points, driven by benefits from higher volume/mix and productivity, partially offset by the net impact of pricing and raw material input costs.

Solutions Group

●	Reported sales increased 3% to $714 million. Sales were up 3% ex. currency and on an organic basis.

¡	Sales in high-value categories were down mid-single digits ex. currency, as strong growth in IL apparel and general retail was more than offset by IL logistics and other high-value solutions.

∎	In Vestcom, signed a new agreement with a leading U.S. health solutions company for pricing productivity solutions.

¡	Sales were up mid teens ex. currency in base solutions.

●	Reported operating margin was 9.1%.

¡	Adjusted Operating margin of 11.4%, down 20 basis points

¡

Adjusted EBITDA margin was 17.8%, down 40 basis points compared to prior year as benefits from productivity and higher volume were more than offset by higher employee-related costs and growth investments.

Other

Balance Sheet and Capital Deployment

In November, the company issued €500 million of 3.75% senior notes due 2034. The company intends to use the net proceeds from the issuance to repay in full its €500 million 1.250% senior notes due on March 3, 2025 and for general corporate purposes.

During the fourth quarter, the company returned $210 million in cash to shareholders through a combination of dividends and share repurchases. The company repurchased 0.7 million shares at an aggregate cost of $140 million.

During 2024, the company returned $525 million in cash to shareholders through a combination of dividends and share repurchases. The company repurchased 1.2 million shares at an aggregate cost of $248 million. Net of dilution from long-term incentive awards, the company’s share count was down 0.9 million compared to the same time last year.

The company continues to deploy capital in a disciplined manner, executing its long-term capital allocation strategy. The company’s balance sheet remains strong and its net debt to adjusted EBITDA ratio (non-GAAP) was 2.0x at the end of the fourth quarter.

Income Taxes

The company’s reported effective tax rate was 27.9% in the fourth quarter and 26.1% for the full year. The adjusted tax rate (non-GAAP) was 25.7% in the fourth quarter and 25.9% for the full year.

Cost Reduction Actions

During 2024, the company realized approximately $63 million in pre-tax savings from restructuring, net of transition costs, and incurred approximately $42 million in pre-tax restructuring charges.

Guidance

In its supplemental presentation materials, “Fourth Quarter and Full Year 2024 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2025 financial results. Based on the factors listed and other assumptions, the company expects 2025 reported earnings per share of $9.55 to $9.95.

Excluding an estimated $0.25 per share impact of restructuring charges and other items, the company expects 2025 adjusted earnings per share of $9.80 to $10.20.

For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “Fourth Quarter and Full Year 2024 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison Corporation (NYSE: AVY) is a global materials science and digital identification solutions company. We are Making Possible™ products and solutions that help advance the industries we serve, providing branding and information solutions that optimize labor and supply chain efficiency, reduce waste, advance sustainability, circularity and transparency, and better connect brands and consumers. We design and develop labeling and functional materials, radio frequency identification (RFID) inlays and tags, software applications that connect the physical and digital, and offerings that enhance branded packaging and carry or display information that improves the customer experience. Serving industries worldwide — including home and personal care, apparel, general retail, e-commerce, logistics, food and grocery, pharmaceuticals and automotive — we employ approximately 35,000 employees in more than 50 countries. Our reported sales in 2024 were $8.8 billion. Learn more at www.averydennison.com.

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties.

We believe that the most significant risk factors that could affect our financial performance in the near term include:

(i) the impact on underlying demand for our products from global economic conditions, political uncertainty, and changes in environmental standards, regulations, and preferences; (ii) competitors’ actions, including pricing, expansion in key markets, and product offerings; (iii) the cost and availability of raw materials; (iv) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; (v) foreign currency fluctuations; and (vi) the execution and integration of acquisitions.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to, risks and uncertainties related to the following:

●

International Operations – worldwide economic, social, political and market conditions; changes in political conditions, including those related to China, the Russia-Ukraine war, and the Israel-Hamas war and related hostilities in the Middle East; fluctuations in foreign currency exchange rates; and other risks associated with international operations, including in emerging markets

●

Our Business – fluctuations in demand affecting sales to customers; fluctuations in the cost and availability of raw materials and energy; changes in our markets due to competitive conditions, technological developments, laws and regulations, tariffs and customer preferences; increasing environmental standards; the impact of competitive products and pricing; execution and integration of acquisitions; selling prices; customer and supplier concentrations or consolidations; financial condition of distributors; outsourced manufacturers; product and service quality; restructuring and other productivity actions; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; successful implementation of new manufacturing technologies and installation of manufacturing equipment; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; collection of receivables from customers; our sustainability and governance practices; and epidemics, pandemics or other outbreaks of illness

●	Information Technology – disruptions in information technology systems, cyber attacks or other security breaches; and successful installation of new or upgraded information technology systems

●

Income Taxes – fluctuations in tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; retention of tax incentives; outcome of tax audits; and the realization of deferred tax assets

●	Human Capital – recruitment and retention of employees and collective labor arrangements

●

Our Indebtedness – credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest rates; volatility in financial markets; and compliance with our debt covenants

●	Ownership of Our Stock – potential significant variability of our stock price and amounts of future dividends and share repurchases

●

Legal and Regulatory Matters – protection and infringement of intellectual property; impact of legal and regulatory proceedings, including with respect to compliance and anti-corruption, environmental, health and safety, and trade compliance

●	Other Financial Matters – fluctuations in pension costs and goodwill impairment

For a more detailed discussion of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2023 Form 10-K, filed with the Securities and Exchange Commission on February 21, 2024, and subsequent quarterly reports on Form 10-Q.

The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com.

Contacts:

John Eble

Vice President, Finance and Investor Relations

investorcom@averydennison.com

Holly Billik

Corporate Communications and Media Relations

holly.billik@averydennison.com

Fourth Quarter Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)
	4Q	4Q	% Sales Change vs. PY
	2024	2023	Reported	Ex. Currency	Organic

Net sales, by segment:

Materials Group	$1,472.0	$1,418.8	3.7%	3.7%	3.7%

Solutions Group	713.7	691.7	3.2%	3.1%	2.6%

Total net sales	$2,185.7	$2,110.5	3.6%	3.5%	3.3%

				% of Sales
	4Q	4Q	%	4Q	4Q
	2024	2023	Change	2024	2023

Segment adjusted operating income and margins:

Materials Group	$217.5	$198.4		14.8%	14.0%

Solutions Group	81.2	80.5		11.4%	11.6%

Corporate expense	(18.8)	(17.8)

Adjusted operating income and margins (non-GAAP)	$279.9	$261.1	7%	12.8%	12.4%

Segment adjusted EBITDA and margins:

Materials Group	$249.7	$230.3		17.0%	16.2%

Solutions Group	127.2	125.6		17.8%	18.2%

Corporate expense	(18.8)	(17.8)

Adjusted EBITDA and margins (non-GAAP)	$358.1	$338.1	6%	16.4%	16.0%

Net income as reported	$174.0	$143.1	22%	8.0%	6.8%

Adjusted net income (non-GAAP)	$191.4	$174.6	10%	8.8%	8.3%

Net income per common share, assuming dilution as reported	$2.16	$1.77	22%

Adjusted net income per common share, assuming dilution (non-GAAP)	$2.38	$2.16	10%

Adjusted free cash flow (non-GAAP)	$279.5	$218.3

See accompanying schedules A-4 to A-8 for reconciliations of non-GAAP financial measures from GAAP.

Full Year Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)
			% Sales Change vs. PY
	2024	2023	Reported	Ex. Currency	Organic

Net sales, by segment:

Materials Group	$6,013.0	$5,811.3	3.5%	3.7%	3.7%

Solutions Group	2,742.7	2,553.0	7.4%	8.2%	6.1%

Total net sales	$8,755.7	$8,364.3	4.7%	5.1%	4.5%

			%	% of Sales
	2024	2023	Change	2024	2023

Segment adjusted operating income and margins:

Materials Group	$924.7	$789.2		15.4%	13.6%

Solutions Group	289.3	252.0		10.5%	9.9%

Corporate expense	(91.9)	(77.4)

Adjusted operating income and margins (non-GAAP)	$1,122.1	$963.8	16%	12.8%	11.5%

Segment adjusted EBITDA and margins:

Materials Group	$1,055.6	$917.0		17.6%	15.8%

Solutions Group	470.6	422.6		17.2%	16.6%

Corporate expense	(91.9)	(77.4)

Adjusted EBITDA and margins (non-GAAP)	$1,434.3	$1,262.2	14%	16.4%	15.1%

Net income as reported	$704.9	$503.0	40%	8.1%	6.0%

Adjusted net income (non-GAAP)	$760.9	$640.9	19%	8.7%	7.7%

Net income per common share, assuming dilution as reported	$8.73	$6.20	41%

Adjusted net income per common share, assuming dilution (non-GAAP)	$9.43	$7.90	19%

Adjusted free cash flow (non-GAAP)	$699.5	$591.9

See accompanying schedules A-4 to A-8 for reconciliations of non-GAAP financial measures from GAAP.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

		(UNAUDITED)
	Three Months Ended		Twelve Months Ended

	Dec. 28, 2024	Dec. 30, 2023	Dec. 28, 2024	Dec. 30, 2023

Net sales	$2,185.7	$2,110.5	$8,755.7	$8,364.3

Cost of products sold	1,576.5	1,514.5	6,225.0	6,086.8

Gross profit	609.2	596.0	2,530.7	2,277.5

Marketing, general and administrative expense	329.3	334.9	1,415.3	1,313.7

Other expense (income), net	16.7	40.7	71.6	180.9

Interest expense	29.2	29.7	117.0	119.0

Other non-operating expense (income), net	(7.4)	(10.9)	(26.7)	(30.8)

Income before taxes	241.4	201.6	953.5	694.7

Provision for income taxes	67.4	58.5	248.6	191.7

Net income	$174.0	$143.1	$704.9	$503.0

Per share amounts:

Net income per common share, assuming dilution	$2.16	$1.77	$8.73	$6.20

Weighted average number of common shares outstanding, assuming dilution	80.4	81.0	80.7	81.1

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Dec. 28, 2024	Dec. 30, 2023

Current assets:

Cash and cash equivalents	$329.1	$215.0

Trade accounts receivable, net	1,466.2	1,414.9

Inventories	978.1	920.7

Other current assets	305.3	245.4

Total current assets	3,078.7	2,796.0

Property, plant and equipment, net	1,586.7	1,625.8

Goodwill and other intangibles resulting from business acquisitions, net	2,731.5	2,862.7

Deferred tax assets	109.3	115.7

Other assets	898.9	809.6

Total assets	$8,405.1	$8,209.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Short-term borrowings and current portion of long-term debt and finance leases	$592.3	$622.2

Accounts payable	1,340.7	1,277.1

Other current liabilities	929.6	800.2

Total current liabilities	2,862.6	2,699.5

Long-term debt and finance leases	2,559.9	2,622.1

Other long-term liabilities	663.7	760.3

Shareholders’ equity:

Common stock	124.1	124.1

Capital in excess of par value	840.6	854.5

Retained earnings	5,151.2	4,691.8

Treasury stock at cost	(3,347.5)	(3,134.4)

Accumulated other comprehensive loss	(449.5)	(408.1)

Total shareholders’ equity	2,318.9	2,127.9

Total liabilities and shareholders’ equity	$8,405.1	$8,209.8

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Twelve Months Ended

	Dec. 28, 2024	Dec. 30, 2023

Operating Activities

Net income	$704.9	$503.0

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	197.1	187.4

Amortization	115.1	111.0

Provision for credit losses and sales returns	47.4	49.9

Stock-based compensation	28.7	22.3

Deferred taxes and other non-cash taxes	(18.5)	(24.4)

Other non-cash expense and loss (income and gain), net	67.2	37.1

Changes in assets and liabilities and other adjustments	(203.1)	(60.3)

Net cash provided by operating activities	938.8	826.0

Investing Activities

Purchases of property, plant and equipment	(208.8)	(265.3)

Purchases of software and other deferred charges	(31.0)	(19.8)

Proceeds from company-owned life insurance policies	---	48.1

Purchases of Argentine Blue Chip Swap securities	(34.2)	---

Proceeds from sales of Argentine Blue Chip Swap securities	24.0	---

Proceeds from sales of property, plant and equipment	0.6	1.0

Proceeds from insurance and sales (purchases) of investments, net	10.1	1.9

Payments for acquisitions, net of cash acquired, and venture investments	(3.8)	(224.9)

Net cash used in investing activities	(243.1)	(459.0)

Financing Activities

Net increase (decrease) in borrowings with maturities of three months or less	(269.0)	(36.6)

Additional long-term borrowings	539.2	394.9

Repayments of long-term debt and finance leases	(308.1)	(255.9)

Dividends paid	(277.5)	(256.7)

Share repurchases	(247.5)	(137.5)

Net (tax withholding) proceeds related to stock-based compensation	(8.4)	(23.8)

Other	(4.8)	(1.6)

Net cash used in financing activities	(576.1)	(317.2)

Effect of foreign currency translation on cash balances	(5.5)	(2.0)

Increase (decrease) in cash and cash equivalents	114.1	47.8

Cash and cash equivalents, beginning of year	215.0	167.2

Cash and cash equivalents, end of year	$329.1	$215.0

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Reconciliation of Non-GAAP Financial Measures from GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results prepared in accordance with GAAP. We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparisons with the results of competitors for quarters and year-to-date periods, as applicable. Based on feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are also useful to their assessments of our performance and operating trends, as well as liquidity. Reconciliations of our non-GAAP financial measures from the most directly comparable GAAP financial measures are provided in accordance with Regulations G and S-K.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it more difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, outcomes of certain legal matters and settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on venture investments, currency adjustments due to highly inflationary economies, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency or timing.

We use the non-GAAP financial measures described below in the accompanying news release.

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, the currency adjustments for transitional reporting of highly inflationary economies, and the reclassification of sales between segments. Additionally, where applicable, sales change ex. currency is also adjusted for an extra week in our fiscal year and the calendar shift resulting from an extra week in the prior fiscal year. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior-period results translated at current period average exchange rates to exclude the effect of foreign currency fluctuations.

Our 2025 fiscal year that began on December 29, 2024 will end on December 31,2025; fiscal years 2026 and beyond will be coincident with the calendar year beginning on January 1 and ending on December 31.

Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

Adjusted operating income refers to net income adjusted for taxes; other expense (income), net; interest expense; other non-operating expense (income), net; and other items.

Adjusted EBITDA refers to adjusted operating income before depreciation and amortization.

Adjusted operating margin refers to adjusted operating income as a percentage of net sales.

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales.

Adjusted tax rate refers to the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to enactments of comprehensive tax law changes, and other items.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges, and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by the weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted EBITDA margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Net debt to adjusted EBITDA ratio refers to total debt (including finance leases) less cash and cash equivalents, divided by adjusted EBITDA for the last twelve months. We believe that the net debt to adjusted EBITDA ratio assists investors in assessing our leverage position.

Adjusted free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, less payments for software and other deferred charges, plus proceeds from company-owned life insurance policies, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments, less net cash used for Argentine Blue Chip Swap securities. Where applicable, adjusted free cash flow is also adjusted for certain acquisition-related transaction costs. We believe that adjusted free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

(In millions, except % and per share amounts)

		(UNAUDITED)
	Three Months Ended		Twelve Months Ended

	Dec. 28, 2024	Dec. 30, 2023	Dec. 28, 2024	Dec. 30, 2023

Reconciliation of non-GAAP operating and EBITDA margins from GAAP:

Net sales	$2,185.7	$2,110.5	$8,755.7	$8,364.3

Income before taxes	$241.4	$201.6	$953.5	$694.7

Income before taxes as a percentage of net sales	11.0%	9.6%	10.9%	8.3%

Adjustments:

Interest expense	$29.2	$29.7	$117.0	$119.0

Other non-operating expense (income), net	(7.4)	(10.9)	(26.7)	(30.8)

Operating income before interest expense, other non-operating expense (income) and taxes	$263.2	$220.4	$1,043.8	$782.9

Operating margins	12.0%	10.4%	11.9%	9.4%

As reported net income	$174.0	$143.1	$704.9	$503.0

Adjustments:

Restructuring charges, net of reversals:

Severance and related costs, net of reversals	13.2	6.2	35.4	70.8

Asset impairment and lease cancellation charges	3.1	1.8	6.5	8.6

Losses from Argentine peso remeasurement and Blue Chip Swap transactions	0.6	22.1	16.4	29.9

(Gain) loss on venture investments	(0.5)	1.5	19.2	1.5

Outcomes of legal matters and settlements, net	0.3	8.0	0.5	64.3

Transaction and related costs	---	1.1	0.3	5.3

(Gain) loss on sales of assets	---	---	---	0.5

Interest expense	29.2	29.7	117.0	119.0

Other non-operating expense (income), net(1)	(7.4)	(10.9)	(26.7)	(30.8)

Provision for income taxes	67.4	58.5	248.6	191.7

Adjusted operating income (non-GAAP)	$279.9	$261.1	$1,122.1	$963.8

Adjusted operating margins (non-GAAP)	12.8%	12.4%	12.8%	11.5%

Depreciation and amortization	$78.2	$77.0	$312.2	$ 298.4

Adjusted EBITDA (non-GAAP)	$358.1	$338.1	$1,434.3	$1,262.2

Adjusted EBITDA margins (non-GAAP)	16.4%	16.0%	16.4%	15.1%

Reconciliation of non-GAAP net income from GAAP:

As reported net income	$174.0	$143.1	$704.9	$503.0

Adjustments:

Restructuring charges and other items	16.7	40.7	78.3	180.9

Argentine interest income	(0.1)	(6.9)	(4.5)	(11.8)

Pension plan settlement loss (gain)	(0.4)	(0.1)	(0.1)	(0.1)

Tax effect on restructuring charges and other items, and impact of adjusted tax rate	1.2	(2.2)	(17.7)	(31.1)

Adjusted net income (non-GAAP)	$191.4	$174.6	$760.9	$640.9

(1)

“Other non-operating expense (income), net” includes Argentine interest income of $.1 and $4.5 for the three and twelve months ended December 28, 2024, respectively, and $6.9 and $11.8 for the three and twelve months ended December 30, 2023, respectively.

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

(In millions, except % and per share amounts)

		(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 28, 2024	Dec. 30, 2023	Dec. 28, 2024	Dec. 30, 2023

Reconciliation of non-GAAP net income per common share from GAAP:

As reported net income per common share, assuming dilution	$2.16	$1.77	$8.73	$6.20

Adjustments per common share, net of tax:

Restructuring charges and other items	0.21	0.50	0.97	2.23

Argentine interest income	---	(0.08)	(0.05)	(0.15)

Tax effect on restructuring charges and other items, and impact of adjusted tax rate	0.01	(0.03)	(0.22)	(0.38)

Adjusted net income per common share, assuming dilution (non-GAAP)	$2.38	$2.16	$9.43	$7.90

Weighted average number of common shares outstanding, assuming dilution	80.4	81.0	80.7	81.1
Our adjusted tax rate was 25.7% and 25.9% for the three and twelve months ended December 28, 2024, respectively, and 25.8% for both the three and twelve months ended December 30, 2023.
		(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 28, 2024	Dec. 30, 2023	Dec. 28, 2024	Dec. 30, 2023

Reconciliation of adjusted free cash flow:

Net cash provided by operating activities(1)	$351.2	$311.9	$938.8	$826.0

Purchases of property, plant and equipment	(69.5)	(92.3)	(208.8)	(265.3)

Purchases of software and other deferred charges	(8.9)	(4.5)	(31.0)	(19.8)

Proceeds from company-owned life insurance policies	---	---	---	48.1

Purchases of Argentine Blue Chip Swap securities	---	---	(34.2)	---

Proceeds from sales of Argentine Blue Chip Swap securities	---	---	24.0	---

Proceeds from sales of property, plant and equipment	0.2	0.3	0.6	1.0

Proceeds from insurance and sales (purchases) of investments, net	6.5	2.9	10.1	1.9

Adjusted free cash flow (non-GAAP)	$279.5	$218.3	$699.5	$591.9

(1)

Net cash provided by operating activities for the twelve months ended December 28, 2024 includes payments associated with the settlement of a significant legal matter, net of taxes. The full-year 2024 cash payment, net of cash tax benefit, related to this settlement was $56.6.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	NET SALES

	Three Months Ended		Twelve Months Ended

	2024	2023	2024	2023

Materials Group	$1,472.0	$1,418.8	$6,013.0	$5,811.3

Solutions Group	713.7	691.7	2,742.7	2,553.0

Total net sales	$2,185.7	$2,110.5	$8,755.7	$8,364.3

RECONCILIATION OF NON-GAAP SUPPLEMENTARY INFORMATION FROM GAAP

	Three Months Ended		Twelve Months Ended

	2024	2023	2024	2023
Materials Group

Operating income, as reported	$217.0	$170.1	$884.3	$700.9

Adjustments:

Restructuring charges, net of reversals:

Severance and related costs, net of reversals	0.1	1.7	5.6	49.9

Asset impairment and lease cancellation charges	---	0.2	0.1	2.5

Losses from Argentine peso remeasurement and Blue Chip Swap transactions	0.6	22.1	16.4	29.9

(Gain) loss on venture investment	(0.5)	---	17.0	---

Outcomes of legal matters and settlements, net	0.3	4.3	1.3	5.5

(Gain) loss on sales of assets	---	---	---	0.5

Adjusted operating income (non-GAAP)	$217.5	$198.4	$924.7	$789.2

Depreciation and amortization	32.2	31.9	130.9	127.8

Adjusted EBITDA (non-GAAP)	$249.7	$230.3	$1,055.6	$917.0

Operating margins, as reported	14.7%	12.0%	14.7%	12.1%

Adjusted operating margins (non-GAAP)	14.8%	14.0%	15.4%	13.6%

Adjusted EBITDA margins (non-GAAP)	17.0%	16.2%	17.6%	15.8%

Solutions Group

Operating income, as reported	$65.1	$70.7	$251.8	$165.7

Adjustments:

Restructuring charges, net of reversals:

Severance and related costs, net of reversals	13.1	4.4	29.5	19.9

Asset impairment and lease cancellation charges	3.0	1.6	6.3	3.3

(Gain) loss on venture investments	---	1.5	2.2	1.5

Outcomes of legal matters and settlements, net	---	1.2	(0.8)	56.3

Transaction and related costs	---	1.1	0.3	5.3

Adjusted operating income (non-GAAP)	$81.2	$80.5	$289.3	$252.0

Depreciation and amortization	46.0	45.1	181.3	170.6

Adjusted EBITDA (non-GAAP)	$127.2	$125.6	$470.6	$422.6

Operating margins, as reported	9.1%	10.2%	9.2%	6.5%

Adjusted operating margins (non-GAAP)	11.4%	11.6%	10.5%	9.9%

Adjusted EBITDA margins (non-GAAP)	17.8%	18.2%	17.2%	16.6%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except ratios)

(UNAUDITED)

	QTD
	1Q24	2Q24	3Q24	4Q24

Reconciliation of adjusted EBITDA from GAAP:

As reported net income	$172.4	$176.8	$181.7	$174.0

Adjustments(1)	19.3	27.0	15.3	16.7

Interest expense	28.6	29.2	30.0	29.2

Other non-operating expense (income), net	(8.6)	(5.8)	(4.9)	(7.4)

Provision for income taxes	62.0	61.6	57.6	67.4

Depreciation and amortization	77.3	78.6	78.1	78.2

Adjusted EBITDA (non-GAAP)	$351.0	$367.4	$357.8	$358.1

Total Debt				$3,152.2

Less: Cash and cash equivalents				329.1

Net Debt				$2,823.1

Net Debt to Adjusted EBITDA LTM* (non-GAAP)				2.0

* LTM = Last twelve months (1Q24 to 4Q24)

(1)	Includes “Other expense (income), net” and other items. Refer to Schedule A-5.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Fourth Quarter 2024
	Total Company	Materials Group	Solutions Group

Reconciliation of organic sales change from GAAP:

Reported net sales change	3.6%	3.7%	3.2%

Foreign currency translation	(0.1%)	---	(0.1%)

Sales change ex. currency (non-GAAP)(1)	3.5%	3.7%	3.1%

Acquisitions	(0.2%)	---	(0.6%)

Organic sales change (non-GAAP)(1)	3.3%	3.7%	2.6%

(1)	Totals may not sum due to rounding.

	Full Year 2024
	Total Company	Materials Group	Solutions Group

Reconciliation of organic sales change from GAAP:

Reported net sales change	4.7%	3.5%	7.4%

Foreign currency translation	0.4%	0.2%	0.8%

Sales change ex. currency (non-GAAP)(1)	5.1%	3.7%	8.2%

Acquisitions	(0.6%)	---	(2.1%)

Organic sales change (non-GAAP)(1)	4.5%	3.7%	6.1%

(1)	Totals may not sum due to rounding.